UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2008

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Matters

On November 3, 2008, Glacier Bancorp, Inc. (“Glacier”) announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). The shelf registration statement, which was automatically declared effective upon filing, will allow Glacier to raise capital from time to time, up to an aggregate of $250 million, through the sale of Glacier’s $0.01 par value common stock, $0.01 par value preferred stock or common stock purchase warrants.

Glacier also announced that it filed a prospectus supplement with the SEC for the offer of 4,000,000 shares of common stock. D. A. Davidson & Co. is expected to act as lead manager in the offering while Keefe, Bruyette & Woods, Inc. is expected to act as a co-manager. Glacier intends to grant the underwriters an option to purchase up to an additional 15% of the shares sold to cover any over-allotments.

A copy of the press release is attached as an exhibit to this Report, and is incorporated in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements: None

(b) Pro Forma Financial Information: None

(c) Shell Company Transactions: None

(d) Exhibits.

99.1	Press Release dated November 3, 2008 announcing the filing of a shelf registration statement and prospectus supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer